BARNWELL INDUSTRIES, INC.	P R E S S RELEASE 1100 Alakea Street, Suite 2900 Honolulu, Hawaii 96813 Telephone (808) 531-8400 Fax (808) 531-7181 Website: www.brninc.com

CONTACT:	Alexander C. Kinzler
Chief Executive Officer and President

Russell M. Gifford
Executive Vice President and Chief Financial Officer

Tel: (808) 531-8400

BARNWELL INDUSTRIES, INC. REPORTS RESULTS
FOR THE SECOND QUARTER AND SIX MONTHS ENDED MARCH 31, 2019

HONOLULU, HAWAII, May 13, 2019 -- Barnwell Industries, Inc. (NYSE American: BRN) today reported losses of $2,125,000, $0.26 per share, and $6,725,000, $0.81 per share, for the three and six months ended March 31, 2019, respectively, as compared to net earnings of $679,000, $0.08 per share, and a net loss of $338,000, $0.04 per share, for the three and six months ended March 31, 2018, respectively.
Mr. Alexander Kinzler, Chief Executive Officer of Barnwell, commented, “The loss for the quarter ended March 31, 2019 as compared to last year’s net earnings for the three months ended March 31, 2018 was largely due to a $2,250,000 gain, before taxes, in the prior year period primarily from the sale of the Company’s principal oil property located in the Red Earth area of Alberta, Canada, there was no such gain in the current period.  Additionally, the comparison was impacted by a $243,000 non-cash impairment of our oil and natural gas properties due to low oil and natural gas prices in the current period, there was no such oil and natural gas impairment in the prior year, and a $384,000 decrease in contract drilling segment operating results, due to difficulties encountered on two different drilling contracts.  On a positive note, the Company’s oil and natural gas production more than doubled in the quarter ended March 31, 2019 as compared to last year’s three months ended March 31, 2018, 136% and 141%, respectively, due to our Twining acquisition which closed late in fiscal 2018’s fourth quarter.  Oil and natural gas revenues also more than doubled in the current quarter, as compared to last year.

“The increase in the loss for the six months ended March 31, 2019 as compared to last year’s loss for the six months ended March 31, 2018 was due to the aforementioned $2,250,000 gain, before taxes, in the prior year period from the sale of an oil property; a $2,413,000 non-cash impairment of our oil and natural gas properties due to low oil and natural gas prices; there was no such oil and natural gas impairment in the prior year; a $1,086,000 decrease in oil and natural gas segment operating results, before the impairment and income taxes, due primarily to a 27% decrease in oil prices; a $554,000 decrease in contract drilling segment operating results and a $460,000 income tax benefit in the prior year period due to the enactment of changes to U.S. federal income tax laws in December 2017, whereas there was no such benefit in the current period.
“Following the December 2018 Alberta Government announcement of mandatory production curtailments to larger producers, the Company has seen a significant improvement in oil and natural gas prices and the decline of Canadian oil differentials brought on by pipeline capacity constraints.  The Company does not produce any heavy crude and is not impacted by the production curtailments that have been imposed.  The Alberta government started phasing out this program reducing the production cuts beginning in February and again in April 2019.

“We are also looking forward to providing more information on the future development plans for the Increment 2 area of Kaupulehu as the new development partner completes their planning work for the area.  As previously announced, the venture admitted a new development partner effective March 7, 2019, bringing a new vision for the development of the remainder of Increment 2.

“Barnwell ended the quarter with $5,193,000 in working capital which includes $6,427,000 in cash and cash equivalents.”

The information contained in this press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  A forward-looking statement is one which is based on current expectations of future events or conditions and does not relate to historical or current facts.  These statements include various estimates, forecasts, projections of Barnwell’s future performance, statements of Barnwell’s plans and objectives, and other similar statements.  Forward-looking statements include phrases such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “predicts,” “estimates,” “assumes,” “projects,” “may,” “will,” “will be,” “should,” or similar expressions.  Although Barnwell believes that its current expectations are based on reasonable assumptions, it cannot assure that the expectations contained in such forward-looking statements will be achieved.  Forward-looking statements involve risks, uncertainties and assumptions which could cause actual results to differ materially from those contained in such statements.  The risks, uncertainties and other factors that might cause actual results to differ materially from Barnwell’s expectations are set forth in the “Forward-Looking Statements,” “Risk Factors” and other sections of Barnwell’s annual report on Form 10-K for the last fiscal year and Barnwell’s other filings with the Securities and Exchange Commission.  Investors should not place undue reliance on the forward-looking statements contained in this press release, as they speak only as of the date of this press release, and Barnwell expressly disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statements contained herein.

COMPARATIVE OPERATING RESULTS
(Unaudited)

	Three months ended		Six months ended
	March 31,		March 31,
	2019	2018	2019	2018

Revenues	$ 2,963,000	$ 1,975,000	$ 5,558,000	$ 3,831,000

Net (loss) earnings attributable to Barnwell Industries, Inc.	$ (2,125,000)	$ 679,000	$ (6,725,000)	$(338,000)

Net (loss) earnings per
share – basic and diluted	$ (0.26)	$ 0.08	$ (0.81)	$ (0.04)

Weighted-average shares and
equivalent shares outstanding:
Basic and diluted	8,277,160	8,277,160	8,277,160	8,277,160